Exhibit 23.1

Consent of Independent Auditors

The Board of Directors of

FLIR Systems, Inc.:

We consent to the use of our report dated May 2, 2003, with respect to the consolidated balance sheets of Indigo Systems Corporation as of February 28, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended which report appears in the Form 8-K/A of FLIR Systems, Inc. dated March 22, 2004.

We consent to the incorporation by reference in the registration statements (Nos. 33-82676, 33-82194, 33-95248, 333-36206, 333-65063, 333-102992, and 333-111954) on Form S-8 and in the registration statement (No. 333-108568) on Form S-3 of FLIR Systems, Inc. of our report dated May 2, 2003, with respect to the consolidated balance sheets of Indigo Systems Corporation as of February 28, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended which report appears in the Form 8-K/A of FLIR Systems, Inc. dated March 22, 2004.

/s/ KPMG LLP

Los Angeles, California
March 22, 2004